EXHIBIT 16

625 Fourth Avenue South
Minneapolis, Minnesota 55415
Phone: (612) 340-7005
Fax: (612) 340-7062

[logo] LUTHERAN
BROTHERHOOD

John C. Bjork
Counsel
Law Division

November 30, 2001

Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, MN 55415

Ladies and Gentlemen:

I consent to the incorporation of my name under the prospectus heading "Legal Matters" in this Post-Effective Amendment No. 15 by reference to Post-Effective Amendment No. 14 to the registration statement of LB Variable Annuity Account I, which is on Form N-4, File No. 33-67012, filed April 24, 2001.

Very truly yours,

/s/ John C. Bjork
John C. Bjork
Assistant Secretary and Counsel